SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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FiberNet Telecom Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 23, 2007

Dear Stockholder,

We cordially invite you to attend our 2007 annual meeting of stockholders to be held at 10:00 a.m. on Tuesday, June 5, 2007 at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., which are located at the Chrysler Center, 666 Third Avenue, 25th Floor, New York, New York.

At the annual meeting, you will be asked to elect nine persons to the Board of Directors. In addition, the Company will ask the stockholders to authorize an amendment to our 2003 Equity Incentive Plan to increase the number of shares of common stock available for issuance under the plan by 250,000 shares, from 1,319,434 shares to 1,569,434 shares. Furthermore, the Company will ask the stockholders to ratify the selection of Deloitte & Touche LLP as the Company’s independent public accountants for the fiscal year ending December 31, 2007. The Company’s board of directors recommends the approval of all three proposals. Finally, you will be asked to act on such other business as may properly come before the annual meeting.

We hope you will be able to attend the annual meeting. Whether you plan to attend the annual meeting or not, it is important that your shares are represented. Therefore, we ask that you promptly complete, sign, date and return the enclosed proxy card in accordance with the instructions set forth on the card. This will ensure your proper representation at the annual meeting.

Sincerely,

/s/    JON A. DELUCA

Jon A. DeLuca

President and Chief Executive Officer

FIBERNET TELECOM GROUP, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 5, 2007

To the Stockholders of

FiberNet Telecom Group, Inc.

NOTICE IS HEREBY GIVEN that the annual meeting (the “Annual Meeting”) of FiberNet Telecom Group, Inc., a Delaware corporation (the “Company”), will be held at 10:00 a.m. on Tuesday, June 5, 2007 at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., which are located at the Chrysler Center, 666 Third Avenue, 25th Floor, New York, New York for the following purposes:

1. To elect nine members to the board of directors of the Company (the “Board of Directors”).

2. To authorize an amendment to our 2003 Equity Incentive Plan to increase the number of shares of common stock available for issuance under the plan by 250,000 shares, from 1,319,434 shares to 1,569,434 shares.

3. To consider and act upon a proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent public accountants for the fiscal year ending December 31, 2007.

4. To transact such other business as may be properly brought before the stockholders at the Annual Meeting and any adjournments thereof.

The Board of Directors has fixed the close of business on April 18, 2007, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof. A list of stockholders entitled to vote at the Annual Meeting will be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of ten days before the meeting at the Company’s offices at 570 Lexington Avenue, 3rd Floor, New York, New York 10022, and at the time and place of the meeting during the duration of the meeting.

AT LEAST A MAJORITY OF ALL OUTSTANDING SHARES OF VOTING STOCK IS REQUIRED TO CONSTITUTE A QUORUM. ACCORDINGLY, WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING OR NOT, WE ASK THAT YOU COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE IN ACCORDANCE WITH THE INSTRUCTIONS ON THE PROXY CARD. A PRE-ADDRESSED, POSTAGE PREPAID RETURN ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. IN THE EVENT YOU ARE ABLE TO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

BY ORDER OF THE BOARD OF DIRECTORS

Jon A. DeLuca

President and Chief Executive Officer

FIBERNET TELECOM GROUP, INC.

570 LEXINGTON AVENUE, 3rd FLOOR

NEW YORK, NEW YORK 10022

(212) 405-6200

PROXY STATEMENT FOR THE FIBERNET TELECOM GROUP, INC.

2007 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION ABOUT THE ANNUAL MEETING

General

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of FiberNet Telecom Group, Inc., a Delaware corporation, of proxies, in the accompanying form, to be used at the Annual Meeting of stockholders to be held at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. on Tuesday, June 5, 2007, at 10:00 a.m. Eastern Time, and any adjournments thereof.

Voting Procedures

Shares represented by valid proxies in the form enclosed, received in time for use at the Annual Meeting and not revoked at or prior to the Annual Meeting, will be voted at the Annual Meeting. Where you specify a choice on the proxy as to how your shares are to be voted on a particular matter, the shares will be voted accordingly. If no choice is specified, the shares will be voted:

•	FOR Proposal 1 electing the nine nominees for director named herein;

•

FOR Proposal 2 authorizing an amendment to our 2003 Equity Incentive Plan to increase the number of shares of common stock available for issuance under the plan by 250,000 shares, from 1,319,434 shares to 1,569,434 shares; and

•	FOR Proposal 3 ratifying the appointment of Deloitte & Touche LLP as our independent public accountants for the fiscal year ending December 31, 2007.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to us a written notice of revocation or a duly executed proxy bearing a later date. Any registered stockholder who has executed a proxy but is present at the Annual Meeting, and who wishes to vote in person, may do so by revoking his or her proxy as described in the preceding sentence.

Stockholders Entitled to Vote and Quorum

The close of business on April 18, 2007 has been fixed as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting. As of the close of business on April 18, 2007, we had 7,341,799 shares of common stock outstanding and entitled to vote. Each holder of common stock is entitled to one vote per share on all matters on which such stockholder is entitled to vote.

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock is necessary to constitute a quorum at the Annual Meeting. Votes of stockholders of record who are present at the meeting in person or by proxy, abstentions, and broker non-votes (as defined below) are counted as present or represented at the meeting for purposes of determining whether a quorum exists.

If you hold your shares of common stock through a broker, bank or other representative, generally the broker or your representative may only vote the common stock that it holds for you in accordance with your instructions. However, if it has not timely received your instructions, the broker or your representative may vote on certain matters for which it has discretionary voting authority. If a broker or your representative cannot vote on a particular matter because it does not have discretionary voting authority, this is a “broker non-vote” on that matter.

For purposes of voting, broker non-votes are not deemed to be present and represented and are not entitled to vote, and therefore, will have no effect on the outcome of the vote on the proposals. Abstentions are treated as shares present or represented and entitled to vote and have the same effect as a vote against these proposals.

For Proposal 1, nominees for election as directors at the meeting will be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting. Withholding authority to vote for a nominee for director will have no effect on the outcome of the vote.

For Proposal 2, to authorize an amendment to our 2003 Equity Incentive Plan to increase the number of shares of common stock available for issuance under the plan by 250,000 shares, from 1,319,434 shares to 1,569,434 shares, we require the affirmative vote of a majority of the votes of the shares present in person or represented by proxy at the meeting.

For Proposal 3, to ratify the appointment of Deloitte & Touche LLP as our independent public accountants for the fiscal year ending December 31, 2007, we require the affirmative vote of a majority of shares of common stock present or represented by proxy and entitled to vote on the matter.

Costs of Solicitation of Proxies

The cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by us. In addition, we will reimburse brokerage firms and other persons representing beneficial owners of our common stock for their expenses in forwarding proxy material to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, telegram, telex and personal solicitation by our directors, officers or employees. No additional compensation will be paid for such solicitation.

This Proxy Statement and the accompanying proxy are being mailed on or about April 23, 2007 to all stockholders entitled to notice of, and to vote at, the Annual Meeting.

Dissenters’ Rights

Under Delaware law, stockholders are not entitled to dissenters’ rights of appraisal on any proposal referred to herein.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the Record Date, concerning the ownership of voting securities of (i) each current member of the Board of Directors, (ii) each of the named executive officers, (iii) all of our directors and executive officers as a group and (iv) each beneficial owner of more than 5% of the outstanding shares of any class of our voting securities. The address for each of the directors and named executive officers is c/o FiberNet Telecom Group, Inc., 570 Lexington Avenue, 3rd Floor, New York, NY 10022. Addresses of other beneficial owners are noted on the table.

As of the Record Date, we had 7,341,799 shares of common stock outstanding.

Directors and Executive Officers	Number of Shares Beneficially Owned	Percentage Owned
Timothy P. Bradley(1)	23,633	*
Oskar Brecher	6,000	*
Adam M. Brodsky(2)	296,800	4.0
Thomas Brown(3)	102,273	1.4
Jon A. DeLuca(4)	293,472	4.0
Roy D. Farmer III(5)	14,598	*
Robert E. La Blanc(6)	17,200	*
Michael S. Liss(7)	245,037	3.3
Charles J. Mahoney(8)	23,548	*
Richard E. Sayers(9)	28,435	*
Charles Wiesenhart Jr.(10)	56,369	*
Executive officers and directors as a group (eleven persons)	1,107,365	15.0

5% Stockholders

Mr. Kamran Hakim(11) c/o Buckingham Trading Partners 3 West 57th Street, 7th Floor New York, NY 10019	540,800	8.3

Deutsche Bank AG, New York Branch(12) 60 Wall Street, 43rd Floor New York, NY 10005	540,221	9.1

*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.
(1)	Includes 21,500 shares of restricted stock and 2,133 shares issuable upon the exercise of options to purchase common stock that are exercisable within 60 days of the Record Date.
(2)	Includes 290,800 shares of common stock owned by gateway.realty.new jersey.llc, of which Mr. Brodsky is a minority interest-holder and disclaims beneficial ownership except to the extent of his pecuniary interest.
(3)	Includes 11 shares of common stock, 100,000 shares of restricted stock and 2,262 shares issuable upon the exercise of options to purchase common stock that are exercisable within 60 days of the Record Date.
(4)	Includes 43 shares of common stock, 284,000 shares of restricted stock and 9,429 shares issuable upon the exercise of options to purchase common stock that are exercisable within 60 days of the Record Date.
(5)	Includes 10,600 shares of restricted stock and 3,998 shares issuable upon the exercise of options to purchase common stock that are exercisable within 60 days of the Record Date.
(6)	Includes 1,000 shares of common stock, 15,400 shares of restricted stock and 800 shares issuable upon the exercise of options to purchase common stock that are exercisable within 60 days of the Record Date.
(7)	Includes 4,222 shares issuable upon the exercise of warrants to purchase common stock that are exercisable within 60 days of the Record Date owned by MSL Investments, LLC, 200 shares of common stock, 214,200 shares of restricted stock and 26,415 shares issuable upon the exercise of options to purchase common stock that are exercisable within 60 days of the Record Date.

(8)	Includes 21,500 shares of restricted stock and 2,048 shares issuable upon the exercise of options to purchase common stock that are exercisable within 60 days of the Record Date.
(9)	Includes 440 shares of common stock owned by Taurus Telecommunications Inc., 530 shares of common stock, 24,500 shares of restricted stock and 2,965 shares issuable upon the exercise of options to purchase common stock that are exercisable within 60 days of the Record Date.
(10)	Includes 55,700 shares of restricted stock and 669 shares issuable upon the exercise of options to purchase common stock that are exercisable within 60 days of the Record Date.
(11)	Includes 75,000 shares issuable upon the exercise of warrants to purchase common stock that are exercisable within 60 days of the Record Date. Mr. Kamran Hakim has a majority ownership interest in gateway.realty.new jersey.llc, which owns 290,800 shares of the company. The other owner of gateway.realty.new jersey.llc is Mr. Adam Brodsky, who currently serves on our board of directors.
(12)	Includes 137,907 shares issuable upon the exercise of warrants to purchase common stock that are exercisable within 60 days of the Record Date.

MANAGEMENT

The Board of Directors

Our Certificate of Incorporation and By-Laws provide for our business to be managed by or under the direction of the Board of Directors. Under our Certificate of Incorporation and By-laws, the number of directors is fixed from time to time by the Board of Directors. The Board of Directors currently consists of nine members. Directors are elected for a period of one year and thereafter serve, subject to the Bylaws, until the next annual meeting at which their successors are duly elected by the stockholders.

Set forth below are the names of the persons nominated as directors, their ages, their offices in the Company, if any, their principal occupations or employment for the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold directorships.

Name	Age	Position with the Company
Timothy P. Bradley	45	Director
Oskar Brecher	60	Director
Adam M. Brodsky	33	Director
Jon A. DeLuca	35	Director, President and Chief Executive Officer
Roy D. Farmer III	36	Director
Robert E. La Blanc	73	Director
Michael S. Liss	52	Chairman
Charles J. Mahoney	69	Director
Richard E. Sayers	69	Vice Chairman

The following biographical information is furnished as to each of our current directors:

TIMOTHY P. BRADLEY has served as one of our Directors since 1999. From 1996 to the present, Mr. Bradley has been a managing partner of Signal Equity Partners, a private equity investment fund focused on the telecommunications and information technology industries. From 1992 to 1996, Mr. Bradley was a general partner at the Exeter Group of Funds, a private equity investment firm. Prior to that, Mr. Bradley was a practicing attorney in New York City. Mr. Bradley currently serves as director of Georgetown Telephone, Inc. and Oceanic Digital Communications, Inc. He has a B.A. from Yale University, a J.D. from New York University School of Law, and an M.B.A. from Columbia Business School.

OSKAR BRECHER has served as one of our directors since January 2004. In 2006 Mr. Brecher joined the Moinian Group as Director of Development. The firm is a national real estate developer engaged in several large scale mixed use urban projects. From 1998 until January 2007, he was the managing member of gateway.realty.new jersey.llc, a company offering colocation services to telecom and internet service providers. From 1981 to 2002, he was the founder and sole owner of American Landmark Developments, Inc., which, in partnership with affiliates of Olympia & York and others, developed high rise residential properties and was involved in condominium conversions and syndications to investors. In the late 1970’s, Mr. Brecher was a senior executive at the Cadillac Fairview Corp. He has an M.B.A. from Harvard University and a Bachelor of Architecture and Bachelor of Science from McGill University.

ADAM M. BRODSKY has served as one of our directors since March 2006. He was the Director of Development and General Counsel for gateway.realty.new jersey.llc, a company offering services to telecom and internet service providers prior to its sale to FiberNet Telecom Group, Inc. in 2004. Prior to that, Mr. Brodsky was a real estate attorney with the firm of Fried, Frank, Harris, Shriver and Jacobsen. He is currently Director of Commercial Properties and General Counsel for the Hakim Organization, a national owner of shopping centers, apartment buildings and office properties. Mr. Brodsky serves on the Board of Trustees of Muhlenberg College in Allentown, Pennsylvania. He has a B.A. from Muhlenberg College and a J.D. from the Benjamin N. Cardozo School of Law.

JON A. DELUCA was appointed as our President and Chief Executive Officer in January 2005. Mr. DeLuca began serving as one of our directors in March 2005. Until his appointment as President and Chief Executive Officer, Mr. DeLuca served as our Senior Vice President – Finance and Chief Financial Officer and also as our Vice President – Finance from June 14, 1999 to July 3, 2001. From 1997 to 1999, Mr. DeLuca was a Managing Director of Lago Industries, LLC, a private merchant banking firm. From 1992 to 1997, he was employed in the leveraged finance groups of Lazard Frères & Co. LLC and Bear, Stearns & Co. Inc. Mr. DeLuca has a B.A. from Trinity College.

ROY (TREY) D. FARMER III has served as one of our directors since 1999. Mr. Farmer is a managing partner of BBF Partners Aktiengesellschaft, a private merchant banking fund based in Istanbul, Turkey and Vaduz, Liechtenstein. From 1999 to 2001, Mr. Farmer was our Executive Vice President and then our Chief Operating Officer. From 1998 to 1999, he was a partner of Sterling Capital LLC, a private investment firm. From 1997 to 1998, Mr. Farmer worked with a group of strategic consulting firms that repositioned technology companies. Mr. Farmer is also currently a director of Ticaret Menkul Degerler AS, a Turkish brokerage and investment banking firm. He has an A.B. from Princeton University, a M.Ed. from Harvard University and a M.A.R. From Yale University.

ROBERT E. LA BLANC has served as one of our directors since 2003. He is President of Robert E. La Blanc Associates, Inc., an information technologies consulting and investment banking firm, and is active in the field of venture capital. Prior to founding La Blanc Associates, in 1981, Mr. La Blanc was Vice Chairman of Continental Telecom, Inc., a diversified telecommunications company providing service to over three million customers in 2,000 communities in 37 states and the Caribbean. Prior to joining Continental, La Blanc, spent ten years with the major investment banking firm of Salomon Brothers Inc. where he was a General Partner and the founder of the firm’s telecommunications team. Mr. La Blanc is currently a director of the following public companies: CA Inc. and more than 75 Prudential Mutual Funds. Mr. La Blanc holds the degrees of Bachelor of Electrical Engineering from Manhattan College and Master in Business Administration from New York University. He is also a graduate of an extensive technical training program at the Bell Telephone Laboratories.

MICHAEL S. LISS was appointed as Chairman of the Board in January 2004 and has served as one of our Directors since 1999. From 2006 to the present, Mr Liss has been a managing member of Cipher Capital Partners LLC, a New York City-based investment fund which invests in public and private small-cap companies. From 1999 to 2005, Mr. Liss also served as our President and Chief Executive Officer. From 1994 to 1999, he was a Managing Director of Lazard Fréres & Co. LLC, and prior to that he was Senior Managing Director of Bear, Stearns & Co. Inc. Mr. Liss has a B.A. from Columbia University, a J.D. from Yale Law School, and a M.P.P.M. from the Yale School of Management.

CHARLES J. MAHONEY has served as one of our directors since 1999. Previously, he served as President and Chief Executive Officer of Arcade Building Services, a wholly-owned subsidiary of Tishman Speyer Properties, L.P. From 1990 to 2000, he was Senior Managing Director and Managing Director with Tishman Speyer Properties. Prior to his employment at Tishman Speyer Properties, Mr. Mahoney was Senior Vice President, Director of Engineering and Construction at the Helmsley Organization and General Manager of Operations at Consolidated Edison Inc. He holds a B.S. from C.W. Post College.

RICHARD E. SAYERS was appointed as Vice Chairman in November 2004 and has served as one of our directors since 1999. Since 1996, he has served as President of Taurus Telecommunications, Inc., a private consulting company in the telecommunications industry. From 1994 to 1996, Mr. Sayers was the Vice Chairman of ACC Corp. and President of its International Group, serving as Chairman of ACC Telenterprises (ACC-Canada) and Chairman of ACC Long Distance, United Kingdom. Mr. Sayers has nearly 40 years of executive-level experience in the telecommunications industry. He has a B.S. in Electrical Engineering and a B.A. in English from Union College.

Committees of the Board of Directors and Meetings

Meeting Attendance. During the fiscal year ended December 31, 2006, there were seven meetings of our Board of Directors, and the various committees of the Board met an aggregate of seven times. Other than Mr. La Blanc, who attended five out of seven Board meetings during fiscal 2006, no director attended fewer than 75% of the total number of meetings of the Board and of the committees of the Board on which he served during fiscal 2006. The Board has adopted a policy under which each member of the Board is strongly encouraged to attend each annual meeting of our stockholders. All directors were present at the time of our 2006 annual meeting of stockholders.

Audit Committee. Our Audit Committee met five times during fiscal 2006. This committee currently has three members, Oskar Brecher (Chairman), Robert La Blanc and Charles Mahoney. Pursuant to our written Audit Committee Charter, our Audit Committee has the authority to retain and terminate the services of our independent accountants, review financial statements, consider matters relating to accounting policy and internal controls and review the scope of annual audits. All members of the Audit Committee satisfy the current independence standards promulgated by the Securities and Exchange Commission and by the Nasdaq Stock Market, as such standards apply specifically to members of audit committees. The Board has determined that Mr. Brecher is an “audit committee financial expert,” as the Securities and Exchange Commission has defined that term in Item 401 of Regulation S-K. Please also see the report of the Audit Committee set forth elsewhere in this proxy statement.

Compensation Committee. Our Compensation Committee acted by written consent on two separate occasions during fiscal 2006. This committee currently has three members, Oskar Brecher, Roy D. Farmer III and Charles Mahoney. Our Compensation Committee administers our Equity Incentive Plan and reviews, approves and makes recommendations regarding our compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of the Board of Directors are carried out and that such policies, practices and procedures contribute to our success. The Compensation Committee is responsible for the determination of the compensation of our Chief Executive Officer. Messrs. Brecher, Farmer and Mahoney qualify as independent under the definition promulgated by the Nasdaq Stock Market. Please also see the report of the Compensation Committee set forth elsewhere in this proxy statement.

Nominating and Governance Committee. Our Nominating and Governance Committee has two members, Oskar Brecher and Charles Mahoney. This committee’s role is to make recommendations to the full Board as to the size and composition of the Board and to make recommendations as to particular nominees. Both members of the Nominating and Governance Committee qualify as independent under the definition promulgated by the Nasdaq Stock Market. The Nominating and Governance Committee met twice during fiscal 2006.

The Nominating and Governance Committee may consider candidates recommended by stockholders as well as from other sources such as other directors or officers, third party search firms or other appropriate sources. For all potential candidates, the Nominating and Governance Committee may consider all factors that it deems relevant, such as a candidate’s personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of the industry in which we operate, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on the Board of Directors, and concern for the long-term interests of the stockholders. As set forth in the Nominating and Governance Committee Charter, persons recommended by stockholders will be considered on the same basis as candidates from other sources. If a stockholder wishes to nominate a candidate to be considered for election as a director at the 2008 Annual Meeting of Stockholders, it must follow the procedures described in “Stockholder Proposals and Nominations For Director.” If a stockholder wishes simply to propose a candidate for consideration as a nominee by the Nominating and Governance Committee, it should submit any pertinent information regarding the candidate to the members of the Nominating and Governance Committee by mail at 570 Lexington Avenue, 3rd Floor, New York, New York 10022.

Compensation Committee Interlocks and Insider Participation. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

Shareholder Communications to the Board

Generally, shareholders who have questions or concerns should contact our Investor Relations department at 212-405-6200. However, any shareholders who wish to address questions regarding our business directly with the Board of Directors, or any individual director, should direct his or her questions to the non-employee Board members via e-mail at boardofdirectors@ftgx.com.

Executive Officers

The following table sets forth certain information regarding our current executive officers who are not also directors.

Name	Age	Position
Thomas Brown	38	Senior Vice President – Sales and Marketing
Charles Wiesenhart Jr.	36	Vice President – Finance and Chief Financial Officer

THOMAS BROWN has served as our Senior Vice President of Sales and Marketing since September 12, 2003. Mr. Brown previously served as our Director of Carrier Sales from December 19, 1999 to September 18, 2001 and as our Vice President of Sales from September 18, 2001 until his promotion in September 2003. From 1997 to 1999, Mr. Brown was Director of Carrier Sales at DirectNet Telecommunications LLC, a private international carrier. From 1992 to 1997, Mr. Brown held various managerial positions with both LCI International, Inc. and AT&T. Mr. Brown has a B.A. from University of Massachusetts at Amherst.

CHARLES WIESENHART JR. is our Vice President-Finance and Chief Financial Officer. Mr. Wiesenhart was promoted to Chief Financial Officer in December 2006. From 2001 until his promotion to Chief Accounting Officer in January 2006, Mr. Wiesenhart was our Controller, and from 2000 to 2001, he served as our Assistant Controller. From 1993 to 2000, Mr. Wiesenhart was employed at Deloitte & Touche LLP. Mr. Wiesenhart has a B.B.A. in Accountancy from Baruch College of the City University of New York.

COMPENSATION DISCUSSION AND ANALYSIS

We have prepared the following Compensation Discussion and Analysis, or CD&A, to provide you with information that we believe is necessary to understand our executive compensation policies and decisions as they relate to the compensation of our named executive officers (each, an “NEO”) as identified in our Summary Compensation Table on page 13.

The Compensation Program

The Company’s philosophy with respect to compensation is straightforward: to attract, retain and motivate qualified employees. The Company endeavors to offer prospective employees a salary that is competitive in the marketplace and also commensurate with their peers internally. Another objective of the compensation program is to motivate employees by aligning their interests with shareholders with equity incentives, thereby giving them a stake in the growth and prosperity of the Company and encouraging the continuance of their services with the Company or subsidiaries or affiliated companies. Given the relative size of the Company, it has determined to take a simple, straightforward approach to compensating its NEOs and to avoid other forms of compensation, such as awards under non-equity incentive plans, non-qualified defined benefit plans and pension plans.

The Company’s compensation program is designed to reward performance, both individual performance and the performance of the Company as a whole. The Company has not made it a practice to use specific quantitative metrics in determining compensation. Instead, the Company employs a qualitative approach in analyzing trends in revenue growth, profitability, cash flow and liquidity. The Company strongly believes that this approach affords more flexibility in rewarding the performance of individuals in light of the Company’s current financial standing.

In furtherance of this goal of rewarding performance, the Company does not have employment agreements with any of its NEOs. Each NEO is employed on an “at-will” basis, such that the Company does not guarantee a significant portion of compensation if the NEO does not perform in accordance with the Company’s expectations.

Our Compensation Philosophy

The compensation paid to our NEOs is a reflection of the Company’s overall compensation philosophy as the Company’s desire to retain and motivate its employees manifests itself in how compensation is allocated to the NEOs. Cash bonuses, which are a meaningful percentage of each individual’s total annual compensation, are paid to NEOs on an annual basis at year-end to help ensure that these individuals remain focused in any given year. In addition, the restricted stock grants awarded to the NEOs contain “cliff vesting” provisions (see table describing Grants of Plan-Based Awards) to facilitate motivation and retention of NEOs.

We believe that the Company’s approach to compensation has fostered employee satisfaction and retention, particularly with the NEOs. Each of the current NEOs has been employed by the Company for not less than five years, which is noteworthy given the turmoil in the telecommunications industry during their term of employment. The cash component of the compensation program has adequately compensated the NEOs for services rendered, while the equity issuances have given them a stake in the growth and prosperity of the Company. This equity stake has provided further incentive to the NEOs to continue working with and for the Company.

Elements of Compensation

The Company does not have employment agreements with any of its NEOs. Each NEO is employed on an “at-will” basis. The Company provides compensation to its NEOs in the form of both cash and equity. Cash compensation is paid in two forms: base salary and annual merit bonuses, which are entirely discretionary.

The amount of this bonus is determined at the discretion of the Compensation Committee, which analyzes both the performance of the individual and the Company as a whole. The cash bonus, if any, is paid after the end of the Company’s fiscal year. The Company also compensates and provides incentives to its NEOs through the issuance of equity in the Company, the transfer of which is governed by the Company’s Corporate Code of Conduct and Ethics and its Statement of Company Policy—Securities Trades by FiberNet Personnel. Such equity grants have to date come in two forms: stock options and shares of restricted stock. As with many other companies, the Company has followed the trend in using shares of restricted stock (rather than stock options) as the primary form of equity-based compensation for its NEOs due, in part, to (a) FiberNet’s desire to more effectively align the interests of its corporate officers with shareholders over the long term and (b) Financial Accounting Standards Board’s FAS 123(R), which requires companies to count stock options as expenses. As stated, the Compensation Committee’s compensation strategy is to be cost and tax effective. Therefore, the Compensation Committee’s policy is to preserve corporate tax deductions, while maintaining the flexibility to approve compensation arrangements that it deems to be in the best interests of the Company and its stockholders, even if such arrangements do not always qualify for full tax deductibility.

Mr. DeLuca’s annual base salary for 2006 was $275,000. For his fiscal 2006 performance, Mr. DeLuca also received a bonus of $150,000 (equal to 54.5% of his annual base salary). The Company also paid an aggregate of $11,286 in insurance premiums and legal expenses for the benefit of Mr. DeLuca. Mr. DeLuca was granted under the Company’s 2003 Equity Incentive Plan (the “Equity Plan”) 225,000 shares of restricted stock, which will become unrestricted after four years so long as Mr. DeLuca remains an employee of the Company on such date. Mr. DeLuca also received under the Equity Plan an incentive stock option to purchase 75,000 shares of common stock vesting annually over a three-year period. In the event of a change of control, all equity held by Mr. DeLuca which has not previously vested shall immediately and fully vest.

The Company’s Change in Control Plan (the “CIC Plan”) was approved and adopted by the Board in order to specify certain benefits that will accrue to qualified employees (i.e., person who is employed full-time by the Company on the date of a Change in Control in the position of Vice President, Senior Vice President or President, which includes all of the NEOs) in connection with a Change in Control (as defined below). If the employment of a qualified employee is terminated without cause or by the qualified employee for good reason at any time from and after a Change in Control until the first anniversary of that Change in Control, then such qualified employee shall be entitled to the following benefits (collectively, the “Benefits”): (a) all accrued base salary, bonus and unused vacation earned through the date of termination; (b) a cash payment equal to (i) the applicable percentage (i.e., 50% for each Vice President and Senior Vice President of the Company and 100% for the President of the Company) multiplied by his or her current base salary plus a pro-rated portion of the annual bonus paid for the prior fiscal year, as calculated based upon the number of months that have elapsed in the current fiscal year; and (c) continuing health care coverage (including any dental coverage) for the duration of the designated time period (i.e., six months for each Vice President and Senior Vice President of the Company and twelve months for the President of the Company).

If any Benefits paid to a qualified employee pursuant to the CIC Plan, together with any other amounts otherwise paid or distributed to such qualified employee by the Company in connection with the applicable Change in Control (e.g., the lapsing of transfer restrictions on restricted stock), would be an “excess parachute payment” as defined in Section 280G of the Internal Revenue Code of 1986 (as amended, the “Code”) and would thereby subject such Qualified Employee to the excise tax imposed under Section 4999 of the Code or any similar tax (the “Excise Tax”), then: (a) for Mr. DeLuca, the Company agrees to reimburse him for any additional taxes or penalties due to the Excise Tax (the “Gross-Up Payment”), the reimbursement for any state, federal and local taxes that are applicable to such Gross-Up Payment; and (b) for all other qualified employees, the Company shall pay the greater of (i) the amounts payable if reduced to avoid the triggering of the Excise Tax or (ii) the amounts payable even if the Excise Tax is triggered, such that the total amount actually received by the qualified employee, net of all applicable taxes (including the Excise Tax), is maximized.

The Company has determined that the elements of its compensation program are reasonable and justified in light of its corporate goals and expectations and the norms that exist today in the telecommunications industry. A base salary and merit bonus is fairly standard in business today. The Company also compensates its NEOs with equity, thereby giving them a stake in the growth and prosperity of the Company and encouraging the continuance of their services with the Company or subsidiaries or affiliated companies. The Company has followed the general trends in compensation in the telecommunications industry and also in business generally. For example, in years past, the Company made its equity grants in the form of stock options. As companies have begun to favor the issuance of shares of restricted stock, so too has the Company begun to make grants of such equity to its NEOs. Given the relative size of the Company, it has been reluctant to engage in other forms of compensation, such as awards under non-equity incentive plans, non-qualified defined benefit plans and pension plans.

The Company determines the amount of each element of compensation by employing a number of different factors. First, the Company uses the particular NEO’s current salary as a benchmark to begin its analysis. Then, the Company reviews market trends in business generally, and in the telecommunications industry in particular, to help determine the appropriate compensation level to satisfy its corporate compensation goals. The Company also reviews the individual’s proposed compensation relative to his peers here at FiberNet. Finally, the Company has employed the services of compensation consultants to obtain an expert opinion in these matters, particularly when making large equity grants to its employees. Most recently, after receiving shareholder approval to increase the number of shares in the Company’s equity incentive plan, the Company retained such a consultant to help determine the size, form and allocation of its equity grant in August 2006 to its employees, including the NEOs.

Determination of Awards

The Company has not engaged in regularized grants of equity to its employees. In recent years, the Company has made two large grants of equity to its employees. The first was in July 2003, shortly after the implementation of the Equity Plan. The second grant was in August 2006 after the Company’s shareholders authorized an amendment to the Equity Plan to increase the number of shares of common stock available for issuance from 785,924 shares to 1,285,924 shares. The increased allocation permitted the Company to issue equity to its employees in an amount sufficient to satisfy one of its overall compensation goals: providing 10-12% of the outstanding equity of the Company to its employees.

The Compensation Committee is the administrator of the Equity Plan and, as such, controls the timing and amount of the awards. The Company has employed the services of compensation consultants to obtain an expert opinion in these matters, particularly when making large equity grants to its employees. Most recently, after the Company received shareholder approval to increase the number of shares in the Company’s equity incentive plan, the Compensation Committee retained such a consultant to help determine the size, form and allocation of its equity grant in August 2006. Under the terms of the Equity Plan, the exercise price is the closing price of the common stock on the date of grant. To date, the Compensation Committee has not awarded any options with an exercise price less than fair market value and has coordinated its option grant dates for NEOs to allow sufficient time for the release and dissemination of material non-public information prior to any grant.

In addition, the Compensation Committee has structured equity grants in order to facilitate the Company’s desire to retain and motivate its employees by awarding restricted stock grants to the NEOs that contain “cliff vesting” provisions (see table describing Grants of Plan-Based Awards).

Post-Employment Compensation

The post-employment compensation that is contemplated to be paid to our NEOs is also a reflection of the Company’s overall compensation philosophy: retention and motivation of its employees. The Compensation Committee has determined that the satisfaction of these goals is facilitated by deferral of a significant portion of each NEO’s total compensation unless and until a Change in Control of the Company occurs. As discussed, the restricted stock grants awarded to the NEOs contain “cliff vesting” provisions (see table describing Grants of Plan-Based Awards) that will be triggered upon a Change in Control. In addition, the CIC Plan was approved and adopted by the Board in order to specify certain benefits that will accrue to qualified employees in connection with a Change in Control (as noted above).

Specific to Mr. DeLuca, the deferral of compensation that is intended to retain and motivate NEOs has resulted in potentially significant tax implications affecting compensation received in connection with a Change in Control. As a result, in order to achieve its stated compensation program goals in respect of Mr. DeLuca, the Company determined that it would provide him with the Gross-Up Payment to reimburse him for any additional taxes or penalties due to the Excise Tax. The promise of a Gross-Up Payment was a necessary component of the CIC Plan in order to effectively retain and motivate Mr. DeLuca given the significant deferral of his overall compensation.

COMPENSATION COMMITTEE REPORT

The compensation committee of the board of directors of FiberNet Telecom Group, Inc. has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, which appears elsewhere in this proxy statement, with management of FiberNet Telecom Group, Inc. Based on this review and discussion, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in Company’s proxy statement.

MEMBERS OF THE COMPENSATION COMMITTEE:

Oskar Brecher

Roy (Trey) D. Farmer III

Charles J. Mahoney

SUMMARY COMPENSATION TABLE

The following table shows the compensation paid or accrued during the fiscal year ended December 31, 2006 to (1) our Chief Executive Officer, (2) our Chief Financial Officer, (3) our former Chief Financial Officer and (4) our next most highly compensated executive officer, other than our Chief Executive Officer and our Chief Financial Officer, who earned more than $100,000 during the fiscal year ended December 31, 2006.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)		Option Awards ($)		Non-Equity Incentive Plan Compensation(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Mr. Jon A. DeLuca, President and Chief Executive Officer	2006	275,000		150,000	474,000	(1)	144,097	(2)			11,286	(3)	1,054,383
Mr. Charles Wiesenhart Jr., Vice President—Finance and Chief Financial Officer	2006	175,000	(4)	40,000	105,500	(5)							320,500
Mr. Edward Granaghan, Former Senior Vice President—Finance and Chief Financial Officer	2006	18,077	(6)										18,077	(6)
Mr. Thomas Brown, Senior Vice President— Sales and Marketing	2006	237,500		125,000	173,020	(7)							535,520

(1)	See Note 9 to our Condensed Consolidated Financial Statements reported in our Form 10-K for our fiscal year ended December 31, 2006 for details as to the assumptions used to determine the fair value of the stock awards.
(2)	See Note 9 to our Condensed Consolidated Financial Statements reported in our Form 10-K for our fiscal year ended December 31, 2006 for details as to the assumptions used to determine the fair value of the option awards.
(3)	Includes $1,820 in term life insurance premiums paid for by us on behalf of the CEO, and $9,466 for legal expenses paid for by us in respect of the terms of the CEO’s employment.
(4)	Effective January 25, 2006, Mr. Wiesenhart was promoted to our Vice President – Finance and Chief Accounting Officer. Mr. Wiesenhart was then promoted to Chief Financial Officer on December 13, 2006.
(5)	See Note 9 to our Condensed Consolidated Financial Statements reported in our Form 10-K for our fiscal year ended December 31, 2006 for details as to the assumptions used to determine the fair value of the stock awards.
(6)	Mr. Granaghan resigned as our Senior Vice President – Finance and Chief Financial Officer on January 27, 2006.
(7)	See Note 9 to our Condensed Consolidated Financial Statements reported in our Form 10-K for our fiscal year ended December 31, 2006 for details as to the assumptions used to determine the fair value of the stock awards.

GRANTS OF PLAN-BASED AWARDS

The following table shows information regarding grants of non-equity incentive plan awards and grants of equity awards that we made during the fiscal year ended December 31, 2006 to each of the named executive officers (each, an “NEO”) identified in the Summary Compensation Table.

Name	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($/Sh)(1)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)		Maximum (#)
Mr. Jon A. DeLuca	8/17/06 8/17/06	8/17/06 8/17/06					225,000 75,000	(2)				2.11	144,097
Mr. Charles Wiesenhart Jr.	8/17/06	8/17/06					50,000	(2)
Mr. Edward Granaghan(3)
Mr. Thomas Brown	8/17/06	8/17/06					82,000	(2)

(1)	Our 2003 Equity Incentive Plan (as amended) provides that the exercise price shall be determined by using the fair market value of our common stock which is defined under the 2003 Equity Incentive Plan as the closing price of our common stock on the Nasdaq Capital Market on the grant date.
(2)	Each executive officer paid $0.001 per share of restricted stock, which is the par value of our common stock.
(3)	No grants of equity were made to Mr. Granaghan in 2006.

The Company does not have employment agreements with any of its NEOs. All current NEOs are employed on an “at-will” basis. The Company provides compensation to its NEOs in the form of both cash and equity. Cash compensation is paid in two forms: base salary and annual merit bonuses. The amount of this bonus is determined at the discretion of the Compensation Committee, which analyzes both the performance of the individual and the Company as a whole. The Company also compensates and provides incentives to its NEOs through the issuance of equity in the Company. Such equity grants have to date come in two forms: stock options and shares of restricted stock. If the employment of any NEO is terminated by us without cause and for reasons other than death or disability, then such NEO (a) may, to the extent that any stock options that vest over time have already vested, exercise such options until the earlier of the applicable expiration date or ninety days have elapsed and (b) will receive as unrestricted shares of common stock that pro rata portion of restricted stock as may vest on a monthly basis over a four-year period or ten-year period, as the case may be, as of the date of such termination.

Mr. DeLuca’s annual base salary for 2006 was $275,000. For his fiscal 2006 performance, Mr. DeLuca also received a bonus of $150,000 (equal to 54.5% of his annual base salary). We also paid an aggregate of $11,286 in insurance premiums and legal expenses for the benefit of Mr. DeLuca. In August 2006, Mr. DeLuca was granted under our 2003 Equity Incentive Plan 225,000 shares of restricted stock, which will become unrestricted after four years so long as Mr. DeLuca remains an employee on such date. At that time, Mr. DeLuca also received under our 2003 Equity Incentive Plan an incentive stock option to purchase 75,000 shares of common stock vesting annually over a three-year period. In the event of a change of control, all equity held by Mr. DeLuca which has not previously vested shall immediately and fully vest.

Mr. Wiesenhart’s annual base salary for 2006 was $175,000. For his fiscal 2006 performance, Mr. Wiesenhart also received a bonus of $40,000 (equal to 22.9% of his annual base salary). In August 2006, Mr. Wiesenhart was granted under our 2003 Equity Incentive Plan 50,000 shares of restricted stock, which will become unrestricted after four years so long as Mr. Wiesenhart remains an employee on such date. In the event of a change of control, all equity held by Mr. Wiesenhart which has not previously vested shall immediately and fully vest.

Mr. Granaghan’s annual base salary for 2006 was $200,000. Mr. Granaghan resigned as our Senior Vice President – Finance and Chief Financial Officer on January 27, 2006 so he was not eligible to receive any bonus for fiscal 2006 nor any additional grants of equity.

Mr. Brown’s annual base salary for 2006 was $237,500. For his fiscal 2006 performance, Mr. Brown also received a bonus of $125,000 (equal to 52.8% of his annual base salary). In August 2006, Mr. Brown was granted under our 2003 Equity Incentive Plan 82,000 shares of restricted stock, which will become unrestricted after four years so long as Mr. Brown remains an employee on such date. In the event of a change of control, all equity held by Mr. Brown which has not previously vested shall immediately and fully vest.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table shows grants of stock options and grants of unvested stock awards outstanding on the last day of the fiscal year ended December 31, 2006, including both awards subject to performance conditions and non-performance-based awards, to each of the NEOs identified in the Summary Compensation Table.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Mr. Jon A. DeLuca	299				1,208.90	6/14/2009
	283				1,499.90	12/3/2009
	416				1,499.90	12/18/2009
	332				1,124.90	12/21/2010
	2,999				96.00	12/21/2011
	5,100				11.30	7/30/2013
							59,000	392,940	(2)
		75,000	(1)		2.11	8/17/2016
							225,000	1,498,500	(2)

Mr. Charles Wiesenhart Jr.	33				3,806.20	9/18/2010
	10				1,124.90	12/21/2010
	126				96.00	12/21/2011
	500				11.30	7/30/2013
							5,700	37,962	(2)
							50,000	333,000	(2)

Mr. Edward Granaghan

Mr. Thomas Brown	165				2,606.20	12/17/2009
	82				1,124.90	12/21/2010
	415				96.00	12/21/2011
	800				11.30	7/30/2013
							8,800	58,608	(2)
	534	266			15.50	1/19/2014
							9,200	61,272	(2)
							82,000	546,120	(2)

(1)	25,000 options vest on each of August 17, 2007, 2008 and 2009.
(2)	The market value of the stock awards is determined by multiplying the number of shares times $6.66, the closing price of our common stock on the Nasdaq Capital Market on December 29, 2006, the last business day of our fiscal year.

OPTIONS EXERCISED AND STOCK VESTED

We did not have any exercises of options by our NEOs to purchase common stock, nor any vesting of stock awards made to any of the NEOs identified in the Summary Compensation Table during the fiscal year ended December 31, 2006.

PENSION BENEFITS

We did not have any pension plan or any other plan that provides for payments or other benefits at, following or in connection with retirement during the fiscal year ended December 31, 2006.

NONQUALIFIED DEFERRED COMPENSATION

We did not have any contributions, earnings, withdrawals and balances under any executive deferred compensation plan for any of the NEOs identified in the Summary Compensation Table during the fiscal year ended December 31, 2006.

POTENTIAL PAYMENTS UPON A TERMINATION OR CHANGE OF CONTROL

We have entered into certain agreements or maintain certain plans that may require us to make certain payments and/or provide certain benefits to our NEOs in the event of a termination of employment or a change of control for us. The following table summarizes the potential payments to each NEO assuming that one of the events identified in the table below occurs. The table assumes that the event occurred on December 29, 2006, the last business day of our fiscal year at which time the closing price of our common stock as listed on the Nasdaq Capital Market was $6.66 per share.

Mr. Jon A. DeLuca, President and Chief Executive Officer

Executive Benefits and Payments Upon Termination	Change in Control	Voluntary Termination by Executive	Involuntary Not for Cause Termination	For Cause Termination
Base Salary	$275,000	$0	$0	$0
Annual Bonus	$150,000	$0	$0	$0
Acceleration of Vesting of Equity	100%	0%	0%	0%
Number of Stock Options and Value upon Termination	$84,429 shares 341,250	$9,429 shares 0	$9,429 shares 0	0
Number of Shares of Vested Stock Received and Value upon Termination	$284,000 shares 1,891,440	0	$38,908 shares 259,127	0
Relocation Reimbursement	N/A	N/A	N/A	N/A
Deferred Compensation Payout	N/A	N/A	N/A	N/A
Post-Term Health Care	Up to $16,146	N/A	N/A	N/A
Excise Tax Gross-Up	$1,029,378	N/A	N/A	N/A

Total:	$3,703,214	$0	$259,127	$0

Mr. Charles Wiesenhart Jr., Vice President – Finance and Chief Financial Officer

Executive Benefits and Payments Upon Termination	Change in Control		Voluntary Termination by Executive	Involuntary Not for Cause Termination	For Cause Termination
Base Salary		$87,500	$0	$0	$0
Annual Bonus		$20,000	$0	$0	$0
Acceleration of Vesting of Equity		100%	0%	0%	0%
Number of Stock Options and Value upon Termination		$669 shares 0	$669 shares 0	$669 shares 0	0
Number of Shares of Vested Stock Received and Value upon Termination		$55,700 shares 370,962	0	$6,114 shares 40,719	0
Relocation Reimbursement		N/A	N/A	N/A	N/A
Deferred Compensa-tion Payout		N/A	N/A	N/A	N/A
Post-Term Health Care	Up to $	8,073	N/A	N/A	N/A
Excise Tax Gross-Up		N/A	N/A	N/A	N/A

Total:		$486,535	$0	$40,719	$0

Mr. Thomas Brown, Senior Vice President – Sales and Marketing

Executive Benefits and Payments Upon Termination	Change in Control		Voluntary Termination by Executive	Involuntary Not for Cause Termination	For Cause Termination
Base Salary		$118,750	$0	$0	$0
Annual Bonus		$62,500	$0	$0	$0
Acceleration of Vesting of Equity		100%	0%	0%	0%
Number of Stock Options and Value upon Termination		$2,262 shares 0	$1,995 shares 0	$1,995 shares 0	0
Number of Shares of Vested Stock Received and Value upon Termination		$100,000 shares 666,000	0	$12,523 shares 83,403	0
Relocation Reimbursement		N/A	N/A	N/A	N/A
Deferred Compensa-tion Payout		N/A	N/A	N/A	N/A
Post-Term Health Care	Up to $	8,073	N/A	N/A	N/A
Excise Tax Gross-Up		N/A	N/A	N/A	N/A

Total:		$855,323	$0	$83,403	$0

We currently have two separate plans providing for payments to NEOs in connection with a termination (including resignation, severance, retirement), a change in control or a “change in responsibilities” of the NEO: the 2003 Equity Incentive Plan (the “Equity Plan”) and the Change in Control Plan (the “CIC Plan”).

Equity Plan

The purpose of the Equity Plan is to benefit the Company and its subsidiaries and affiliated companies by enabling the Company to offer to certain present and future employees, directors and consultants stock-based incentives and other equity interests in the Company, thereby giving them a stake in the growth and prosperity of the Company and encouraging the continuance of their services with the Company or subsidiaries or affiliated companies.

The Equity Plan provides that, so long as a participant’s award agreement does not set forth terms to the contrary, the following provisions will apply to equity grants in the context of a termination of his or her employment:

(a) Death, Disability and Retirement. In the event that the participant’s employment, service as a Director or consulting arrangement with the Company and/or any affiliate or subsidiary terminates by reason of death, disability or retirement, all of his or her options and shares of restricted stock shall immediately become fully vested, and the options shall remain exercisable until the earlier of (1) the remainder of the term of the option, or (2) 12 months after the date of such termination (provided, that in the case of an ISO such twelve month period shall be reduced to three months). In the case of the participant’s death, the participant’s beneficiary or estate may exercise the option.

(b) Termination for Cause. In the event that the participant’s employment, service as a Director or consulting arrangement with the Company and/or any affiliate or subsidiary terminates for cause, (1) all options shall expire immediately and all rights to purchase shares (vested or nonvested) under the option shall cease, and (2) the Company may repurchase all shares of restricted stock at the purchase price per share of $0.001.

(c) Other Termination. In the event that each of the Participant’s employment, service as a Director or consulting arrangement with the Company and/or any affiliate or subsidiary terminates for any reason other than death, disability, retirement or for cause, (1) all unvested options held by the participant shall expire and all rights to purchase shares thereunder shall terminate immediately (provided, that all vested options shall remain exercisable until the earlier of (A) the remainder of the term of the option, or (B) 90 days from the date of termination), and (2) all shares of restricted stock that are unvested at the date of termination (pursuant to the terms of the applicable award agreement) shall be forfeited to the Company.

Pursuant to the terms of the Equity Plan, upon the occurrence of a Change in Control (as defined below under the heading, “Definition of ‘Change in Control’”), unless otherwise specifically prohibited under applicable laws:

(a) Any and all options and stock appreciation rights (“SARs”) granted shall become immediately exercisable;

(b) Any restrictions imposed on restricted shares shall lapse; and

(c) The maximum payout opportunities attainable under all outstanding awards of performance units and performance shares shall be deemed to have been fully earned for the entire performance period(s) as of the effective date of the Change in Control.

The vesting of all such awards shall be accelerated as of the effective date of the Change in Control. Notwithstanding the foregoing, the Board may determine that no Change in Control shall be deemed to have occurred or that some or all of the enhancements to the rights of participants under outstanding awards upon a Change in Control shall not apply to specified awards if the following conditions have been met:

(a) The Board determines that the occurrence of the applicable event shall not be deemed to be a Change in Control hereunder, shall not be deemed to be a Change in Control with respect to one or more specified participants, or shall not result in specified enhancements to the rights of one or more participants that would otherwise be triggered by the occurrence of a Change in Control; and

(b) The Participant holding an Award affected by action of the Board shall be protected by legally binding obligations of the Company as follows:

(i) Such award either shall remain outstanding following consummation of all transactions involved in or contemplated by such Change in Control or shall be assumed and adjusted by the surviving entity resulting from such transactions, and the Board determines, in either case, that changes in the terms of the award resulting from such transactions will not materially impair its value to the participant or his or her opportunity for future appreciation in respect of such award; and

(ii) If, within two years following the applicable event, the participant’s employment by the Company or the surviving entity that has assumed the obligations under the award (or by an affiliate) is terminated by such employer without cause, or is terminated by the participant for good reason, such participant’s rights in respect of such award shall be no less favorable than would be the case if a Change in Control had occurred (without any limitation on the enhancement of the participant’s rights) immediately prior to the participant’s termination of employment.

CIC Plan

The CIC Plan was approved and adopted by the Board in order to specify certain benefits that will accrue to qualified employees (i.e., person who is employed full-time by the Company on the date of a Change in Control in the position of Vice President, Senior Vice President or President) in connection with a Change in Control (as defined below). If the employment of a qualified employee is terminated without cause or by the qualified employee for good reason at any time from and after a Change in Control until the first anniversary of that Change in Control, then such qualified employee shall be entitled to the following benefits (collectively, the “Benefits”):

(a) All accrued obligations (i.e., base salary and bonus fully earned through the date of termination, and any accrued but unused vacation pay) to such qualified employee in a lump sum, less applicable payroll withholdings, within thirty days after such termination date;

(b) An aggregate amount equal to (i) the applicable percentage (i.e., 50% for each Vice President and Senior Vice President of the Company and 100% for the President of the Company) multiplied by his or her current base salary plus (ii) the higher of (x) a pro-rated portion of the annual bonus paid to such qualified employee for the prior fiscal year, if any, as calculated based upon the number of months that have elapsed in the current fiscal year, less applicable payroll withholdings or (y) a prorated portion of the annual bonus for the current year, determined at target corporate and individual performance levels for such qualified employee, in each case within thirty days after such termination; and

(c) Upon receipt of the required forms from the qualified employee electing continued health care coverage, pay on behalf of the qualified employee, the premiums (less the qualified employee’s premium contributions, if any) for the same or equivalent health care coverage (including any dental coverage) provided to such qualified employee and his or her family by the Company immediately prior to the Change in Control for the duration of the designated time period (i.e., six months for each Vice President and Senior Vice President of the Company and twelve months for the President of the Company).

Each qualified employee’s right to the receive the Benefits is contingent upon the execution of a release agreement (in the form provided by the Company) within thirty days following the qualified employee’s final day of employment, which agreement will include, without limitation, release, confidentiality, non-disparagement and non-solicitation provisions. Notwithstanding the foregoing, a qualified employee is not entitled to receive any Benefits if the qualified employee’s employment is terminated for cause, by the qualified employee without good reason or on account of the qualified employee’s retirement, death or disability (unless a qualified employee dies after qualifying for Benefits but prior to the Company’s making such Benefits available).

If any Benefits paid to a Qualified Employee pursuant to the CIC Plan, together with any other amounts otherwise paid or distributed to such qualified employee by the Company in connection with the applicable Change in Control (e.g., the lapsing of transfer restrictions on restricted stock), would be an “excess parachute payment” as defined in Section 280G of the Internal Revenue Code of 1986 (as amended, the “Code”) and would thereby subject such Qualified Employee to the excise tax imposed under Section 4999 of the Code or any similar tax (the “Excise Tax”), then:

(a) for Mr. DeLuca, the Company agrees to reimburse him for any additional taxes or penalties due to the Excise Tax (the “Gross-Up Payment”), including any state, federal and local taxes that are applicable to such Gross-Up Payment; and

(b) for all other qualified employees, the Company shall pay the greater of (i) the total value of the amounts payable if reduced to avoid the triggering of the Excise Tax or (ii) the total value of the amounts payable even if the Excise Tax is triggered, such that the total amount actually received by the qualified employee, net of all applicable taxes (including the Excise Tax), is maximized.

The calculation of the tax gross-up amount in Mr. DeLuca’s table is based on an excise tax rate of 20%, a 40% federal and state income tax rate and a 1.45% Medicare tax rate. For purposes of the calculation, it is assumed that no amounts will be discounted as attributable to reasonable compensation and no value will be attributed to Mr. DeLuca’s executing a release agreement.

Under the terms of the CIC Plan, payment of Benefits may be delayed by up to six months after termination in order to comply with Section 409A of the Code.

Definition of “Change in Control”

For purposes of both the Equity Plan and the CIC Plan, a Change in Control is defined as any one of the following events:

(a) The Company is merged, consolidated or reorganized into or with another corporation or other legal person (an “Acquiror”) and as a result of such merger, consolidation or reorganization, less than 51% of the outstanding voting securities or other capital interests of the surviving, resulting or acquiring corporation or other legal person are owned in the aggregate by the stockholders of the Company, directly or indirectly, immediately prior to such merger, consolidation or reorganization, other than by the Acquiror or any corporation or other legal person controlling, controlled by or under common control with the Acquiror;

(b) The Company sells all or substantially all of its business and/or assets to an Acquiror, of which less than 51% of the outstanding voting securities or other capital interests are owned in the aggregate by the stockholders of the Company, directly or indirectly, immediately prior to such sale, other than by any corporation or other legal person controlling, controlled by or under common control with the Acquiror;

(c) There is a report filed on Schedule 13D or Schedule 14D (or any successor schedule form or report), each as promulgated pursuant to the Exchange Act, disclosing that any person or group (as the terms “person” and “group” are used in Section 13(d) or Section 14(d) of the Exchange Act and the rules and regulations promulgated thereunder) has become the beneficial owner (as the term “beneficial owner” is defined under Rule l3d- 3 or any successor rule or regulation promulgated under the Exchange Act) of 20% or more of the issued and outstanding shares of voting securities of Company;

(d) During any period of two consecutive years, the Continuing Directors cease to constitute at least a majority of the Board (for purposes of this definition, the term “Continuing Directors” means the Directors still in office who either were Directors at the beginning of the two-year period or who were Directors elected to the Board and whose election or nomination was approved by a vote of at least two-thirds of the Directors then still in office who were Directors at the beginning of the two-year period or whose election to the Board was previously so approved); or

(e) Any other event that the Board determines shall constitute a Change in Control for purposes of the Equity Plan or the CIC Plan.

DIRECTOR COMPENSATION

The following table shows director compensation for the fiscal year ended December 31, 2006, including the value of both cash payments and equity awards.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Bradley	21,500	12,660	0	0	0	0	34,160
Brecher	21,500	12,660	0	0	0	0	34,160
Brodsky	15,500	12,660	0	0	0	0	28,160
DeLuca	0	0	0	0	0	0	0
Farmer	16,500	12,660	0	0	0	0	29,160
La Blanc	16,500	12,660	0	0	0	0	29,160
Liss	21,500	12,660	0	0	0	0	34,160
Mahoney	18,000	12,660	0	0	0	0	30,660
Sayers	17,500	18,990	0	0	0	0	36,490

Compensation of Directors

Pursuant to our 2006 Board of Directors Compensation Plan, we paid each non-employee director an annual fee of $12,000 (payable quarterly in arrears). In addition, the chairman of the Audit Committee shall also be entitled to an annual fee of $7,500 (payable quarterly in arrears). Each board and committee member is also entitled to a fee for each board or committee meeting of $500 for attendance via teleconference and $1,000 for attendance in person. The board chairman and each committee chairman, if non-employee directors, are also entitled to an additional $500 for each meeting attended. Ordinary and necessary expenses incurred in attending Board and committee meetings are reimbursed. Our 2007 Board of Directors Compensation Plan is the same as our 2006 plan.

Directors who are not our employees or employees of any of our affiliates are also entitled to receive equity grants under our Equity Incentive Plan. During fiscal 2006, our directors were granted shares of restricted stock or options to purchase shares of common stock as follows:

Name	Restricted Stock	Stock Options
Timothy P. Bradley	6,000	—
Oskar Brecher	6,000	—
Adam M. Brodsky	6,000	—
Jon A. DeLuca	—	—
Roy D. Farmer III	6,000	—
Robert E. La Blanc	6,000	—
Michael S. Liss	6,000	—
Charles J. Mahoney	6,000	—
Richard E. Sayers	9,000	—

Pursuant to our 2006 Board of Directors Compensation Plan, the Chief Executive Officer or Chief Financial Officer of the Company may request that a director provide advisory services on a project-specific basis. Directors are compensated for undertaking any such services at a rate of $1,000 per day (pro-rated as appropriate). Compensation for such services was paid in cash on a monthly basis in arrears. Mr. Sayers’ total remuneration for such advisory services during fiscal year 2006 was $14,500.

REPORT OF COMPENSATION COMMITTEE

ON EXECUTIVE COMPENSATION

Overview

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis section included in the Company’s 2007 Proxy Statement. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement for 2007.

This report relates to compensation decisions made by the Compensation Committee. This report shall not be deemed incorporated by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent it specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The Compensation Committee, which consists of Oskar Brecher, Roy (Trey) D. Farmer III and Charles J. Mahoney, is responsible for establishing and administering the Company’s executive compensation policies. This report addresses the compensation policies for the fiscal year ended December 31, 2006 as they affected Jon A. DeLuca, in his capacity as our President and Chief Executive Officer of the Company during that fiscal year, and the other executive officers of the Company.

General Compensation Policy

The objectives of the Company’s executive compensation program are to:

•	Provide a competitive compensation package that will attract and retain superior talent and reward performance;

•	Support the achievement of desired Company performance; and

•

Align the interests of executives with the long-term interests of stockholders through award opportunities that can result in ownership of common stock, thereby encouraging the achievement of superior results over an extended period.

Executive Officer Compensation Program

The Company’s executive officer compensation program is comprised of: (i) base salary, which is set on an annual basis; (ii) discretionary incentive bonuses, which are based on the achievement of objectives and Company performance; and (iii) long-term discretionary incentive compensation in the form of periodic equity incentive grants, with the objective of aligning the executive officers’ long-term interests with those of the stockholders and encouraging the achievement of superior results over an extended period.

The Compensation Committee performs annual reviews of executive compensation to confirm the competitiveness of the overall executive compensation packages as compared with companies who compete with the Company to attract and retain employees.

Base Salary

The Compensation Committee reviews base salary levels for the Company’s executive officers on an annual basis. Base salaries are set competitively relative to companies in the telecommunications industry and other comparable companies. In determining salaries, the Compensation Committee also takes into consideration individual experience and performance. The Compensation Committee seeks to compare the salaries paid by companies similar in size and industry to the Company. Within this comparison group, the Company seeks to make comparisons to executives at a comparable level of experience, who have a comparable level of responsibility and expected level of contribution to the Company’s performance. In setting base salaries, the Compensation Committee also takes into account the level of competition among telecommunications companies to attract talented personnel.

Incentive Bonuses

The Company, along with each executive officer, establishes goals related specifically to that officer’s areas of responsibility. The Compensation Committee determines the amount of each executive’s bonus based on a subjective assessment by the Compensation Committee of the officer’s progress toward achieving the established goals. Bonuses are typically awarded on an annual basis.

Long-term Incentive Compensation

Long-term incentive compensation, in the form of stock options and restricted stock grants, allows the executive officers to share in any appreciation in the value of the Company’s common stock. The Compensation Committee believes that equity participation aligns executive officers’ interests with those of the stockholders. The amounts of the awards are designed to reward past performance and create incentives to meet long-term objectives. Awards are made at a level calculated to be competitive within the telecommunications industry as well as a broader group of companies of comparable size. In determining the amount of each grant, the Compensation Committee takes into account the number of shares held by the executive prior to the grant as well as the performance of the Company and the individual executive. To help ensure that stock option grants reward only those executive officers who benefit the Company, the Equity Incentive Plan provides that awards will be canceled and that certain gains must be repaid if an executive officer violates certain provisions of the plan. These provisions include prohibitions against engaging in activity that is detrimental to the Company, such as performing services for a competitor, disclosing confidential information or soliciting customers away from the Company.

Chief Executive Officer Compensation

In fiscal 2006, Mr. DeLuca received a base salary of $275,000 and a regular bonus of $150,000. The Compensation Committee believes that these levels are consistent with the range of salary and bonus levels received by his counterparts in companies in the telecommunications industry and other comparable companies. The Compensation Committee believes Mr. DeLuca has managed the Company well in a challenging business climate and has continued to move the Company toward its long-term objectives.

Tax Considerations

The Compensation Committee’s compensation strategy is to be cost and tax effective. Therefore, the Compensation Committee’s policy is to preserve corporate tax deductions, while maintaining the flexibility to approve compensation arrangements that it deems to be in the best interests of the Company and its stockholders, even if such arrangements do not always qualify for full tax deductibility.

THE COMPENSATION COMMITTEE:

Oskar Brecher

Roy (Trey) D. Farmer III

Charles J. Mahoney

REPORT OF AUDIT COMMITTEE

The Audit Committee of the Board of Directors, which during 2006 consisted of three members who met the audit committee member requirements of the Nasdaq Capital Market, has furnished the following report:

The Audit Committee assists the Board in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. This committee’s role and responsibilities are set forth in a charter which was adopted by the Board and made publicly available as filed with our proxy statement for our 2006 annual meeting. This committee reviews and reassesses the charter annually and recommends any changes to the Board for approval. The Audit Committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of Deloitte & Touche LLP. In fulfilling its responsibilities for the financial statements for fiscal year 2006, the Audit Committee took the following actions:

•	Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2006 with management and Deloitte & Touche LLP, our independent auditors;

•	Discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit; and

•

Received written disclosures and the letter from Deloitte & Touche LLP regarding its independence as required by Independence Standards Board Standard No. 1. The Audit Committee further discussed with Deloitte & Touche LLP its independence. The Audit Committee also considered the status of taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and Deloitte & Touche LLP, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for filing with the SEC.

The forgoing report was prepared on April 17, 2007 by the following Directors of the Company, constituting all the members of the Audit Committee at that time:

THE AUDIT COMMITTEE:

Oskar Brecher

Robert E. La Blanc

Charles J. Mahoney

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our records reflect that all reports which were required to be filed pursuant to Section 16(a) of the Exchange Act were filed on a timely basis.

An Annual Statement of Beneficial Ownership on Form 5 is not required to be filed if there are no previously unreported transactions or holdings to report. Nevertheless, we are required to disclose the names of directors, officers and 10% shareholders who did not file a Form 5 unless we have obtained a written statement that no filing is required.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Audit Committee reviews and approves in advance all related-party transactions.

CODE OF CONDUCT AND ETHICS

We have adopted a code of conduct and ethics that applies to all of our employees, including our chief executive officer and chief financial and accounting officers. The text of the code of conduct and ethics is filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2003. Disclosure regarding any amendments to, or waivers from, provisions of the code of conduct and ethics that apply to our directors, principal executive and financial officers will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting of such amendments or waivers is then permitted by the rules of The Nasdaq Stock Market, Inc.

PROPOSAL ONE: ELECTION OF DIRECTORS

Background

Under our Certificate of Incorporation and By-Laws, the number of directors is fixed from time to time by the Board of Directors, and directors serve in office until the next annual meeting of stockholders and until their respective successors have been elected and qualified.

The Board of Directors has voted (i) to set the size of the Board of Directors at nine and (ii) to nominate Timothy P. Bradley, Oskar Brecher, Adam M. Brodsky, Jon A. DeLuca, Roy (Trey) D. Farmer III, Robert E. La Blanc, Michael S. Liss, Charles J. Mahoney and Richard E. Sayers for election at the Meeting to serve until the next annual meeting of Stockholders and until their respective successors have been elected and qualified.

Unless authority to vote for a nominee named above is withheld, the shares represented by the enclosed proxy will be voted FOR the election as directors of such nominees. In the event that any nominee shall become unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board of Directors may recommend in his place. The Board has no reason to believe that any nominee will be unable or unwilling to serve.

Required Vote

A plurality of the votes cast at the Annual Meeting is required to elect each nominee as a director.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF TIMOTHY P. BRADLEY, OSKAR BRECHER, ADAM M. BRODSKY, JON A. DELUCA, ROY (TREY) D. FARMER III, ROBERT E. LA BLANC, MICHAEL S. LISS, CHARLES J. MAHONEY AND RICHARD E. SAYERS AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

PROPOSAL TWO: INCREASE IN SHARES AVAILABLE FOR

ISSUANCE UNDER THE 2003 EQUITY INCENTIVE PLAN

Background

The Board of Directors has authorized an amendment to our 2003 Equity Incentive Plan to increase in the number of shares of common stock available for issuance under the plan by 250,000 shares, from 1,319,434 shares to 1,569,434 shares. Any increase in the number of shares available under the plan requires stockholder approval. The complete text of the amendment is set forth at the end of this section of the proxy statement.

As of April 18, 2007, 138,552 stock options and 1,125,588 shares of restricted stock were issued and outstanding. This leaves only 55,294 shares available for grant under the plan. The Board believes that our ability to continue providing non-cash compensation and incentives in the form of equity is crucial to our ability to attract, retain and motivate talented employees, consultants and non-employee directors.

The 2003 Equity Incentive Plan

Shares Available and Award Limitations. The number of shares of common stock reserved and available for the grant of awards under the plan currently is 1,319,434 shares. If FiberNet issues or delivers shares (other than those shares issued or delivered pursuant to awards under the plan or other incentive compensation plans of the Company), then each time shares are issued or delivered, 10% of such newly issued or delivered shares will become available for the grant of awards under the plan. Other than the 2003 plan, FiberNet has no other plan in effect under which options and stock-based awards may be granted to employees. The number of shares available under the plan is subject to adjustment in the event of stock splits, stock dividends, and other extraordinary events (discussed further below).

For awards of options designated as “incentive stock options” (intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”)), the aggregate number of shares that may be subject to such options currently shall not exceed the 550,000 shares initially reserved under the plan. Shares available for awards under the plan may be either authorized and unissued shares or shares held in or acquired for FiberNet’s treasury.

In certain circumstances, shares subject to an outstanding award may again become available for issuance pursuant to other awards available under the plan. For example, shares subject to canceled, forfeited or expired awards or to awards settled in cash or otherwise terminated without issuance of shares to a participant, and shares withheld by or surrendered to FiberNet to satisfy any tax withholding obligations or in payment of the exercise price of an award, will again become available for the grant of new awards under the plan. In addition, shares subject to an award granted in substitution for an award of a company or business acquired by FiberNet or a subsidiary will not count against the number of shares reserved and available by virtue of FiberNet’s assumption of the plan or arrangement of the acquired company or business.

In order to qualify awards as “performance-based” compensation (as discussed above), the plan also limits the number of shares subject to awards that may be granted to any one participant in any given fiscal year. Under this individual limitation, the maximum aggregate number of shares that may be granted pursuant to awards is 333,333 (subject to adjustment for splits and other extraordinary corporate events). This limit includes the number of shares that may be paid to a participant pursuant to the exercise or settlement of an award. In addition, the plan limits the amount of cash that may be paid to an individual pursuant to an exercise or settlement of an award in any given fiscal year to a maximum aggregate payout of $20,000,000.

In the event of a recapitalization, stock split, stock dividend, reorganization, business combination, or other similar corporate transaction or event affecting the common stock, adjustments may be made to the number and kind of shares available for issuance of awards or subject to any outstanding awards.

Eligibility. Current and future employees (including officers), non-employee directors, and consultants of FiberNet and its affiliates are eligible to participate in and receive a grant or grants of an award under the plan. Individuals to whom FiberNet or an affiliate has offered employment may also be granted awards, but such individuals may not receive any payment or exercise any right relating to the award until he or she has commenced employment or the providing of services. As of April 18, 2007, approximately seventy-eight individuals would be eligible to receive awards under the plan. Of this total, approximately seventy individuals are employees and eight individuals are non-employee directors.

Administration. The plan is administered by the Compensation Committee (the “Committee”) of the board or another committee appointed by the board to administer the plan (references herein to the “Committee” mean the Committee or the full board exercising authority with respect to a given award).

Subject to the terms and conditions of the plan, the Committee has the authority to designate which eligible individuals will receive awards, to determine the type and number of awards to be granted, to decide the number of shares to subject to the awards, to specify the time or times at which awards will be granted, exercisable or settled (including any performance conditions to be satisfied in connection therewith), and to provide any other terms, conditions or restrictions of such awards. The Committee also has the authority to interpret and establish rules and regulations relating to the plan and any individual agreements entered pursuant to the plan, and make all other determinations that may be necessary or advisable for administration of the plan. When interpreting the terms and provisions of the plan, the decisions of the Committee are final and binding upon all interested individuals. Nothing in the plan prevents the Committee from authorizing payment of other compensation, including bonuses based upon performance, to officers and employees, including the executive officers.

Stock Options and SARs. Under the plan, the Committee is authorized to grant both stock options and SARs. Stock options may be either designated as non-qualified stock options or incentive stock options, which are intended to meet the requirements of Section 422 of the Code such that a participant can receive potentially favorable tax treatment. SARs may be granted either alone or in tandem with a stock option, and entitle the participant to receive the excess of the fair market value of a share on the exercise date (or other specified date) over the grant price of the SAR. The Committee has discretion to determine the terms and conditions of each stock option and SAR granted under the plan, including the grant date, option price or payment amount of an SAR, the term of each option or SAR, exercise conditions and restrictions, conditions of forfeitures, and any other terms, conditions and restrictions consistent with the terms of the plan, all of which will be evidenced in an individual award agreement between the participant and FiberNet. Generally, the terms of an option or SAR will provide for post-employment exercise for specified period of time, determined by the Committee. If not otherwise specified by the Committee, the plan provides that options will become immediately exercisable and remain exercisable for one year (or the remainder of their term, if shorter) upon a participant’s termination due to death, disability or retirement.

Certain limitations apply to incentive stock options and SARs granted in tandem with incentive stock options. These limitations include a maximum term of ten years (5 years for 10% owners of FiberNet, as determined under the Code), a minimum exercise price of fair market value of a share as of the date of grant (110% of the fair market value of a share for 10% owners), and restrictions on transferability of the incentive stock option or SAR.

Payment for shares purchased pursuant to an option under the plan may be made in cash, shares, through broker-assisted cashless exercise procedures, or by surrender of other outstanding awards having a fair market value equal to the exercise price.

Restricted Stock. Under the plan, the Committee is authorized to make awards of restricted stock, which entitles the participant to all of the rights of a stockholder of FiberNet, including the right to vote the shares and the right to receive any dividends, unless otherwise determined by the Committee. Prior to the end of a “restricted period,” shares received as restricted stock may not be sold, transferred or otherwise disposed of by participants, and may be forfeited in the event of termination of employment. The Committee will generally establish the restricted period, but if no restricted period is provided, it will be three years for restrictions lapsing due to time or one year for restrictions lapsing due to the achievement of performance goals. Whether a participant will have rights to receive unvested shares of restricted stock following termination of employment is determined by the Committee, in its discretion, and will be provided for in the individual agreement covering the grant of the award. If the Committee does not provide for such contingencies, then if the participant’s employment terminates due to death, disability or retirement, all restrictions will lapse and the shares will become fully vested. If the participant’s employment terminates for any other reason, the participant will forfeit any unvested shares of restricted stock.

Performance-Based Awards. The plan allows the Committee to grant performance-based awards, which may be either performance units (having an initial value determined by the Committee) or performance shares (having a value equal to the fair market value of the shares on the grant date). The plan also authorizes the Committee to grant performance-based awards to named executives that meet the requirements of Section 162(m) of the Code, which will then allow FiberNet to fully deduct the amount of the performance-based award. Generally, performance-based awards require a participant to satisfy pre-established performance goals over a performance period, established by the Committee. The performance goals may consist of one or more business criteria and achievement of targeted performance levels based on such criteria may be a condition of the grant of the awards, their exercisability or settlement of such awards under the plan. Upon satisfaction of the performance goals at the end of the performance period, a participant will receive a payout in either cash or shares, as determined by the Committee, equal to the aggregate value of the performance units and/or shares at the end of the performance period. Unless the Committee determines otherwise, if the participant’s employment or other service with FiberNet terminates due to death, disability or retirement during the performance period, the participant will receive a prorated payout of the value of the performance units and/or shares. If the participant’s employment terminates for any other reason, he or she will forfeit any and all rights to receive a payout pursuant to the award.

The business criteria to be used by the Committee in establishing performance goals applicable to those performance-based awards to named executives will be selected from among the following performance measurements: revenue; primary or fully-diluted earnings per share; earnings before interest, taxes, depreciation, and/or amortization; pretax income; cash flow from operations; total cash flow; return on equity; return on capital; return on assets; net operating profits after taxes; economic value added; total stockholder return or return on sales; or any individual performance objective which is measured solely in terms of quantitative targets related to FiberNet or FiberNet’s business; or any combination thereof. In addition, such performance goals may be based in whole or in part upon the performance of FiberNet, a subsidiary, division and/or other operational unit under one or more of such measures. The Committee is also authorized to adjust, in its discretion, the targeted performance levels or in response to changes in applicable laws, regulations, or accounting principles, except that adjustments to awards intended to qualify as “performance-based” generally must conform to requirements under Section 162(m) of the Code, and may not increase the payment under the award.

Other Terms of Awards. Under the plan, the Committee may permit participants to defer receipt of cash payable upon the settlement of all or part of an award or delivery of shares issuable pursuant to the exercise of the award upon such rules and procedures as the Committee may establish. The Committee may satisfy any tax withholding obligations by deducting a sufficient amount from payments to be made to a participant, requiring a participant to remit an amount sufficient to fulfill the obligations, or withholding shares otherwise issuable upon exercise or settlement of awards.

Generally, awards granted under the plan may not be transferred, pledged, disposed, or otherwise encumbered except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death. However, where not prohibited by the Code or other applicable law, the Committee may permit transfers of awards upon certain conditions.

Change of Control. Unless a participant’s award agreement provides otherwise, under the plan, if there is a change in control (defined below) of FiberNet, outstanding awards will immediately vest and be fully exercisable, any restrictions, deferral of settlement and forfeiture conditions of such awards will lapse, and goals relating to performance-based awards will be deemed met or exceeded to the extent specified in the performance-based award agreements. For purposes of the plan, a change in control means (A) FiberNet is merged, consolidated or reorganized into or with another corporation or other legal person (an “Acquiror”) and as a result of such merger, consolidation or reorganization, less than 51% of the outstanding voting securities or other capital interests of the surviving, resulting or acquiring corporation or other legal person are owned in the aggregate by the stockholders of FiberNet, directly or indirectly, immediately prior to such merger, consolidation or reorganization, other than by the Acquiror or any corporation or other legal person controlling, controlled by or under common control with the Acquiror; (B) FiberNet sells all or substantially all of its business and/or assets to an Acquiror, of which less than 51% of the outstanding voting securities or other capital interests are owned in the aggregate by the stockholders of FiberNet, directly or indirectly, immediately prior to such sale, other than by any corporation or other legal person controlling, controlled by or under common control with the Acquiror; (C) there is a report filed on Schedule 13D or Schedule 14D (or any successor schedule form or report), each as promulgated pursuant to the Exchange Act, disclosing that any person or group (as the terms “person” and “group” are used in Section 13(d) or Section 14(d) of the Exchange Act and the rules and regulations promulgated thereunder) has become the beneficial owner (as the term “beneficial owner” is defined under Rule l3d-3 or any successor rule or regulation promulgated under the Exchange Act) of 20% or more of the issued and outstanding shares of voting securities of FiberNet; (D) during any period of two consecutive years, the “Continuing Directors” cease to constitute at least a majority of the board; or (E) any other event that the board determines shall constitute a Change in Control for purposes of the plan. For purposes of the foregoing, Continuing Directors means, during any two year period, the directors still in office who either were directors at the beginning of the two year period or who were directors elected to the board and whose election or nomination was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the two year period or whose election to the board was previously so approved.

The board and the Continuing Directors may determine that an event that otherwise would constitute a change in control will not result in accelerated vesting and exercisability of awards or other enhancements of rights under the plan. In such circumstances, steps must be taken so that the award or awards remains outstanding, with appropriate adjustments, after any merger or other transaction is completed, that the value of the award is not materially impaired, and that a participant will be entitled to enhanced rights under the award if he or she later is terminated other than for cause or terminates for good reason within two years after the event.

Forfeitures of Awards and Rights of Setoff. Unless the Committee determines otherwise, a participant’s violation of certain restrictive covenants will trigger forfeiture of any unexercised option (whether or not vested) or other award that is not settled and will impose upon the participant an obligation to repay to FiberNet the amount of any gain realized upon the exercise of an option or settlement of other award that occurs within six months prior to the violation of the restrictive covenants. The covenants relate to restrictions on the participant’s ability to compete with FiberNet or solicit its customers or employees, and to the participant’s duty to keep information about FiberNet confidential. With respect to options, the gain will equal the difference between the option price and the fair market value of a share on the date of exercise times the number of shares purchased pursuant to the option as of such date. With respect to any other award, the gain will equal the cash and/or the fair market value of the shares paid or payable to the participant minus any cash and/or the fair market value of any shares paid by the participant to FiberNet as a condition of or in connection with such settlement (other than an award that would have itself then been forfeitable and excluding any tax withholding payments). The Committee, in its discretion, may waive, in whole or in part, FiberNet’s right to forfeiture and repayment of any award gain.

In addition, any amounts payable or shares issuable pursuant to awards granted under the plan to a participant may be offset (or reduced) by any amount the participant may owe to FiberNet.

Amendment and Termination of the Plan. The board may amend, suspend or terminate the plan or the Committee’s authority to grant awards thereunder, without stockholder approval unless stockholder approval is required by law, regulation, or stock exchange rule. Unless terminated earlier, the plan will terminate at such time that all shares subject to awards have been issued or purchased, or May 6, 2013.

Tax Consequences.

Options and SARs. There are three points in time when a participant and FiberNet could potentially incur federal income tax consequences: date of grant, upon exercise, and upon disposition. First, when an option (including a stock-based Award in the nature of a purchase right) or an SAR is granted to a participant, the participant does not recognize any income for federal income tax purposes on the date of grant. FiberNet similarly does not have any federal income tax consequences at the date of grant. Second, depending upon the type of option, the exercise of an option may or may not result in the recognition of income for federal income tax purposes. With respect to an incentive stock option, a participant will not recognize any ordinary income upon the option’s exercise (except that the alternative minimum tax may apply). However, a participant will generally recognize ordinary income upon the exercise of a non-qualified stock option. In this case, the participant will recognize income equal to the difference between the option price and the fair market value of shares purchased pursuant to the option on the date of exercise. With respect to the exercise of an SAR, the participant must generally recognize ordinary income equal to the cash received.

Incentive stock options are subject to certain holding requirements before a participant can dispose of the shares purchased pursuant to the exercise of the option and receive capital gains treatment on any income realized from the exercise of the option. Satisfaction of the holding periods determines the tax treatment of any income realized upon exercise. If a participant disposes of shares acquired upon exercise of an incentive stock option before the end of the applicable holding periods, the participant must generally recognize ordinary income equal to the lesser of (i) the fair market value of the shares at the date of exercise of the incentive stock option minus the exercise price or (ii) the amount realized upon the disposition of the shares minus the exercise price.

Any excess of the fair market value on the date of such disposition over the fair market value on the date of exercise must be recognized as capital gains by the participant. If a participant disposes shares acquired upon the exercise of an incentive stock option after the applicable holding periods have expired, such disposition generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant’s tax “basis” in such shares (generally, in such case, the tax “basis” is the exercise price).

Generally, FiberNet will be entitled to a tax deduction in an amount equal to the amount recognized as ordinary income by the participant in connection with the exercise of options and SARs. However, FiberNet is generally not entitled to a tax deduction relating to amounts that represent capital gains to a participant. Accordingly, if the participant satisfies the requisite holding period prior to disposition to receive the favorable tax treatment accorded incentive stock options, FiberNet will not be entitled to any tax deduction with respect to an incentive stock option. In the event the participant has a disqualifying disposition, FiberNet will be entitled to a tax deduction in an amount equal to the amount that the participant recognized as ordinary income.

Other Awards. With respect to other awards granted under the plan that result in a transfer to the participant of cash or shares or other property and that does not contain any restrictions as to their transferability and are not subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the cash or the fair market value of shares or other property actually received. Except as discussed below, FiberNet generally will be entitled to a deduction for the same amount. With respect to awards involving shares or other property that contain restrictions as to their transferability and are subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the fair market value of the shares or other property received at the time the shares or other property become transferable or are no longer subject to a substantial risk of forfeiture, whichever occurs first. Except as discussed below, FiberNet generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant. A participant may elect to be taxed at the time that he or she receives shares (e.g., restricted stock) or other property rather than upon the lapse of transferability restrictions or the substantial risk of forfeiture. However, if the participant subsequently forfeits such shares or property he or she would not be entitled to any tax deduction, including a capital loss, for the value of the shares or property on which he or she previously paid tax.

Deductibility for Performance-Based Compensation. As discussed above, compensation that qualifies as “performance-based” compensation is excluded from the $1 million deductibility cap of Section 162(m) of the Code, and therefore remains fully deductible by the company that pays it. Under the plan, options granted with an exercise price or grant price at least equal to 100% of fair market value of the underlying shares at the date of grant will be, and awards which are conditioned upon achievement of performance goals may be, intended to qualify as such “performance-based” compensation. A number of requirements must be met, however, in order for particular compensation to so qualify. Accordingly, there can be no assurance that such compensation under the plan will be fully deductible under all circumstances. In addition, other awards under the plan generally will not so qualify, so that compensation paid to certain executives in connection with such awards may, to the extent it and other compensation subject to Section 162(m)’s deductibility cap exceed $1 million in a given year, be subject to the limitation of Section 162(m).

The foregoing discussion provides only a general description of the application of federal income tax laws to certain types of awards under the plan. This discussion is intended for the information of stockholders and not as tax guidance to participants in the plan, as the consequences may vary with the types of awards granted, the identity of the recipients and the method of payment or settlement. Different tax rules may apply, including in the case of variations in transactions that are permitted under the plan (such as payment of the exercise price of an option by surrender of previously acquired shares). The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws.

Registration of Shares and Resale Restrictions. We have registered the common stock currently authorized for issuance under the plan under the Securities Act of 1933 on Form S-8. If the stockholders approve the proposed increase, we intend to register the additional 250,000 shares on Form S-8. However, all employees and consultants of the Company and its subsidiaries must comply with our policy on securities trading, which includes restrictions on purchase and sale of our securities and handling of confidential information. Our securities trading policy restricts resale of common stock to specified “window” periods, and prohibits resale at any time when the employee or consultant possesses material non-public information about the Company. Employees are encouraged to consult with our general counsel before reselling any common stock, even during a window period. Our securities trading policy does not, however, restrict the purchase of common stock from the Company upon exercise of an option.

Transfer of Options. An option which is not an “incentive stock option,” as defined in Section 422(b) of the Code, may be assigned or transferred to and exercised by a participant’s “family member” as defined in the Securities and Exchange Commission’s Form S-8, General Instruction A(5). Transfer of an option for value is permitted only to the extent not prohibited under Form S-8, General Instruction A(5). Otherwise, options or interests in options under the plan are not transferable except by will or the laws of descent and distribution, and options are exercisable only by the option holder during his or her lifetime.

Equity Grants to Management and Employees

The following table shows all outstanding equity grants as of April 18, 2006, whether currently exercisable or not, granted under the plan to our executive officers and directors.

	Number of Shares of Restricted Stock	Number of Options
Timothy P. Bradley	21,500	2,133
Oskar Brecher	6,000	—
Adam M. Brodsky	6,000	—
Thomas Brown	100,000	2,262
Jon A. DeLuca	284,000	84,429
Roy D. Farmer III	10,600	3,998
Robert E. La Blanc	15,400	800
Michael S. Liss	214,200	26,415
Charles J. Mahoney	21,500	2,048
Richard E. Sayers(1)	24,500	2,133
Charles Wiesenhart Jr.	55,700	669
Eight Non-Executive Directors as a Group	319,700	36,694
Non-Management Employees as a Group	360,768	14,154

(1)	Does not include options to purchase 832 shares which Mr. Sayers holds under another plan.

Interest of Management In Share Increase

We have not granted or agreed to grant any equity to management other than the outstanding grants shown in the table above. If the stockholders approve the increase in plan shares, we expect to continue granting equity in accordance with our current compensation policies. For a description of our current executive compensation practices, see the Compensation Committee Report starting on page 12.

Text of Plan Amendment

Section 4.1(a) of the plan will be amended to read as follows (deleted text is struck and added text is bold, double-underline):

4.1	Shares Available for Awards.

(a) The Shares available for Awards may be either authorized and unissued Shares or Shares held in or acquired for the treasury of the Company. The aggregate number of Shares that may be issued or used for reference purposes under the Plan or with respect to which Awards may be granted shall not exceed (i) ~~1,285,924~~ 1,569,434 Shares (subject to adjustment as provided in Section 4.3); plus (ii) 10% of the number of Shares issued or delivered by the Company on or after ~~May 6, 2003~~ June 5, 2007 other than issuances or deliveries under the Plan or other incentive compensation plans of the Company; provided, however, that the aggregate number of Shares with respect to which ISOs may be granted shall not exceed the number specified under item (i) above.

Required Vote

The affirmative vote of a majority of the shares present and represented by proxy at the Annual Meeting is required to amend our 2003 Equity Incentive Plan.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU APPROVE THE INCREASE IN COMMON STOCK AVAILABLE FOR ISSUANCE UNDER THE 2003 EQUITY INCENTIVE PLAN.

PROPOSAL THREE: RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

Background

The Audit Committee has appointed Deloitte & Touche, LLP, independent public accountants, to audit our financial statements for the fiscal year ending December 31, 2007. The Board proposes that the stockholders ratify this appointment. Deloitte & Touche LLP audited our financial statements for the fiscal year ended December 31, 2006. We expect that representatives of Deloitte & Touche LLP will be present at the meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

The following table presents fees for professional audit services rendered by Deloitte & Touche LLP for the audit of the Company’s annual financial statements for the years ended December 31, 2006, and December 31, 2005, and fees billed for other services rendered by Deloitte & Touche LLP during those periods. The following table also reflects fees for certain services related to tax compliance and reporting rendered by PricewaterhouseCoopers during 2006 and 2005.

	2006	2005
Audit fees(1)	$239,000	$212,000
Audit related fees(2)	21,000	20,000
Tax fees(3)	78,500	72,000
All other fees	—	373,700	(4)

Total	$338,500	$677,700

(1)	Audit fees consisted of audit work performed in the preparation of financial statements, as well as work generally only the independent auditor can reasonably be expected to provide, such as statutory audits.
(2)	Audit related fees in 2006 consisted principally of assistance with matters related to the filing of our Form S-3 in April 2006. Audit related fees in 2005 consisted principally of assistance with matters related to our response to an SEC comment letter and certification of compliance with our debt covenants.
(3)	Tax fees consist principally of assistance with matters related to tax compliance, reporting and assistance with matters related to the tax provisions in our financial statements.
(4)	All other fees in 2005 consisted principally of assistance with matters related to our agreement to purchase Con Edison Communications, which was terminated.

All of the services set forth above in the categories were approved by the Audit Committee pursuant to Rule 2-01(c)(7)(i)(C) (relating to the approval of a de minimis amount of non-audit services after the fact but before completion of the audit).

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-audit Services of Independent Auditors

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor.

Prior to engagement of the independent auditor for the next year’s audit, management will submit an estimate of fees for the services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval.

1. Audit services include audit work performed in the preparation of financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

2. Audit-Related services are for assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3. Tax services include all services performed by PriceWaterhouseCoopers, which, as of May 2003, has represented us in connection with our tax matters, except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

4. Other Fees are those associated with services not captured in the other categories.

Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted, and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditor.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

In the event that ratification of the appointment of Deloitte & Touche LLP as our independent public accountants is not obtained at the Annual Meeting, the Board of Directors will reconsider its appointment.

Required Vote

The affirmative vote of a majority of the shares present and represented by proxy at the Annual Meeting is required to ratify the appointment of the independent public accountants.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT PUBLIC ACCOUNTANTS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

OTHER MATTERS

The Board of Directors knows of no other business which will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

To be considered for inclusion in the proxy statement relating to our Annual Meeting of Stockholders to be held in 2008, stockholder proposals must be received no later than January 2, 2008. If we do not receive notice of any matter to be considered for presentation at the Annual Meeting by January 2, 2008, management proxies may, although not included in the proxy statement, confer discretionary authority to vote on the matters presented at the Annual Meeting by a stockholder in accordance with Rule 14a-4 under the Securities Exchange Act. All stockholder proposals should be marked for the attention of President, FiberNet Telecom Group, Inc., 570 Lexington Avenue, New York, New York 10022.

New York, New York

April 23, 2007

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 (other than exhibits thereto) filed with the SEC, which provides additional information about us, is available on the Internet at www.ftgx.com and is available in paper form to beneficial owners of our common stock without charge upon written request to Investor Relations, FiberNet Telecom Group, Inc., 570 Lexington Avenue, New York, New York 10022.

FIBERNET TELECOM GROUP, INC.

THIS PROXY IS BEING SOLICITED BY FIBERNET TELECOM GROUP, INC.’S

BOARD OF DIRECTORS

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement, dated April 23, 2007, in connection with the Annual Meeting to be held at 10:00 a.m. on Tuesday, June 5, 2007 at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., located at the Chrysler Center, 666 Third Avenue, 25th Floor, New York, New York, and hereby appoints Jon A. DeLuca AND Michael S. Hubner, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the Common Stock of FiberNet Telecom Group, Inc. registered in the name provided herein, which the undersigned is entitled to vote at the 2007 Annual Meeting of Stockholders, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in this Proxy.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE APPROVAL TO AMEND OUR 2003 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE UNDER THE PLAN FROM 1,319,434 SHARES TO 1,569,434 SHARES AND FOR THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT PUBLIC ACCOUNTANTS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.

1. ELECTION OF DIRECTORS (OR IF ANY NOMINEE IS NOT AVAILABLE FOR ELECTION, SUCH SUBSTITUTE AS THE BOARD OF DIRECTORS MAY DESIGNATE).

☐ FOR     ☐ WITHHOLD     ☐ FOR ALL NOMINEES EXCEPT

NOMINEES:	TIMOTHY P. BRADLEY

OSKAR BRECHER

ADAM M. BRODSKY

JON A. DELUCA

ROY (TREY) D. FARMER III

ROBERT E. LA BLANC

MICHAEL S. LISS

CHARLES J. MAHONEY

RICHARD E. SAYERS

2. PROPOSAL TO AMEND OUR 2003 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE UNDER THE PLAN FROM 1,319,434 SHARES TO 1,569,434 SHARES.

☐ FOR     ☐ WITHHOLD     ☐ ABSTAIN

3. PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007.

☐ FOR     ☐ WITHHOLD     ☐ ABSTAIN

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

FIBERNET TELECOM GROUP, INC.

Annual Meeting of Stockholders

June 5, 2007

Please date, sign and mail your proxy card as soon as possible.

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof. If you wish to vote in accordance with the Board of Directors’ recommendations, just sign below. You need not mark any boxes.

NOTE: Please sign exactly as your name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

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